Exhibit 99.1

TriNet Announces Second Quarter Fiscal 2016 Results and Senior Secured Credit Facility Refinancing
17% Growth in Total Revenues and 22% growth in Net Service revenues for the Second Quarter
8% Increase in Worksite Employees (WSEs), to approximately 325,000

SAN LEANDRO, Calif. — August 1, 2016 — TriNet Group, Inc. (NYSE: TNET), a leading provider of a comprehensive human resources solution for small to midsize businesses, today announced financial results for the second quarter ended June 30, 2016. TriNet also announced the refinancing of its senior secured credit facilities on July 29, 2016.

Second quarter highlights include:

•	Total revenues increased 17% to $745.8 million, while Net Service Revenues increased 22% to $149.2 million, each as compared to the same period last year.

•	Total WSEs at June 30, 2016 increased 8% from June 30, 2015, to approximately 325,000.

•	Net income was $12.3 million, or $0.17 per diluted share, compared to net loss of $1.3 million, or $0.02 loss per diluted share, in the same period last year.

•	Adjusted Net Income was $19.5 million, or $0.27 per diluted share, compared to Adjusted Net Income of $10.5 million, or $0.15 per diluted share, in the same period last year.

•	Adjusted EBITDA was $42.6 million, a 72% increase from the same period last year.

“I am pleased with our second quarter results,” said Burton M. Goldfield, TriNet’s President and CEO. “We delivered strong financial results and made further progress aligning our vertical sales channel and building bundled products tailored to select industries. Our differentiated vertical product offerings are resonating in a market in need of innovative solutions, and we believe we are well positioned for the second half of the year.”

TriNet’s total revenues for the second quarter of 2016 increased 17% from the second quarter of 2015 to $745.8 million, while Net Service Revenues increased 22% from the second quarter of 2015 to $149.2 million. Net Service Revenues consisted of professional service revenues of $109.6 million and Net Insurance Service Revenues of $39.6 million. Net Insurance Service Revenues consisted of insurance service revenues of $636.3 million, less insurance costs of $596.7 million. Professional service revenues for the second quarter of 2016 increased 12%, and Net Insurance Service Revenues increased 63%, compared to the second quarter of 2015. Results for the second quarter of 2016 reflect a net increase of 23,091 WSEs since June 30, 2015 representing 8% growth. TriNet ended the second quarter with 471 Total Sales Representatives, down from 486 at the end of the second quarter of 2015, a decrease of 3%.

At June 30, 2016, TriNet had cash and equivalents of $166.7 million and total debt of $476.8 million. On July 29, 2016, TriNet refinanced its tranche B term loan in a leverage-neutral transaction: $135 million principal amount of tranche B term loans outstanding at June 30, 2016 and maturing July 2017 were replaced with the same amount of tranche A-2 term loans maturing July 2019 pursuant to an Incremental Amendment to TriNet’s Amended and Restated Credit Agreement. The $342 million of tranche A term loans outstanding at June 30, 2016 and the revolving credit facility were not modified. Additional details regarding the terms of the refinancing and a copy of the Incremental Amendment to the Amended and Restated Credit Agreement are provided in TriNet’s Current Report on Form 8-K dated August 1, 2016, filed with the Securities and Exchange Commission.

Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its quarterly results and the outlook for the 2016 second half. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: http://dpregister.com/10090202. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.”  The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this site for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10090202.

About TriNet
TriNet is a leading provider of a comprehensive human resources solution for small to midsize businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to one strategic partner and allowing them to focus on operating and growing their core businesses. Our HR solution includes services such as payroll processing, human capital consulting, employment law compliance and employee benefits, including health insurance, retirement plans and workers compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our proprietary, cloud-based technology platform, which allows our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, forward-looking statements including, among other things, TriNet’s expectations regarding: the growth of its customer base, its ability to deepen its presence across a range of industry sectors, its ability to roll out additional product offerings as and when planned, its ability to make enhancements to its technology platform, its ability to execute on its vertical market strategy and penetrate the market for HR solutions for small to midsize businesses. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: risks associated with the market acceptance of outsourcing the HR function, and the anticipated benefits associated with the use of a bundled HR solution; our ability to continue to expand our direct sales force and the efficacy of our sales and marketing efforts; our ability to gain new clients, and our clients’ ability to grow and gain more employees; our ability to effectively acquire and integrate new businesses; the effects of seasonal trends on our results of operations; the unpredictable nature of our costs and operating expenses, in particular our insurance costs; changes to and our ability to comply with laws and regulations, including both those applicable to the co-employment relationship as well as those applicable to our clients’ businesses and their employees; the continuing implementation of the Affordable Care Act, including its application to the co-employer relationship; our ability to effectively manage our growth; the effects of increased competition and our ability to compete effectively; and our ability to comply with the restrictions of our credit facility and meet our debt obligations.

Further information on risks that could affect TriNet’s results is included in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K filed with the Commission on April 1, 2016, which could cause actual results to vary from expectations. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.

Contacts:
Investors:	Media:
Alex Bauer	Jock Breitwieser
TriNet	TriNet
Investorrelations@TriNet.com	Jock.Breitwieser@TriNet.com
(510) 875-7201	(510) 875-7250

TriNet, Ambitions Realized and the TriNet logo are registered trademarks of TriNet.

TriNet Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Professional service revenues	$109,593	$97,799	$221,996	$194,815
Insurance service revenues	636,253	542,208	1,256,789	1,070,770
Total revenues	745,846	640,007	1,478,785	1,265,585
Costs and operating expenses:
Insurance costs	596,673	517,994	1,166,362	1,001,197
Cost of providing services (exclusive of depreciation and amortization of intangible assets)	44,034	37,672	89,739	74,042
Sales and marketing	43,800	41,119	92,508	78,743
General and administrative	18,951	15,801	46,601	31,265
Systems development and programming costs	6,457	7,633	12,846	14,858
Amortization of intangible assets	5,005	10,608	9,985	21,825
Depreciation	4,559	3,195	8,475	6,629
Total costs and operating expenses	719,479	634,022	1,426,516	1,228,559
Operating income	26,367	5,985	52,269	37,026
Other income (expense):
Interest expense and bank fees	(5,038)	(4,764)	(10,080)	(9,968)
Other, net	163	68	121	518
Income before provision for income taxes	21,492	1,289	42,310	27,576
Provision for income taxes	9,210	2,597	18,451	13,073
Net income (loss)	$12,282	$(1,308)	$23,859	$14,503
Net income (loss) per share:
Basic	$0.17	$(0.02)	$0.34	$0.21
Diluted	$0.17	$(0.02)	$0.33	$0.20
Weighted average shares:
Basic	70,728,934	70,305,185	70,625,000	70,251,980
Diluted	72,319,992	70,305,185	72,022,065	73,090,962

TriNet Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
 (Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$166,664	$166,178
Restricted cash	14,558	14,557
Prepaid income taxes	7,671	4,105
Prepaid expenses	12,922	8,579
Other current assets	2,049	1,359
Worksite employee related assets	947,571	1,373,386
Total current assets	1,151,435	1,568,164
Workers compensation receivable	39,803	29,204
Restricted cash and investments	112,807	101,806
Property and equipment, net	47,320	37,844
Goodwill	289,207	289,207
Other intangible assets, net	37,087	46,772
Other assets	18,817	19,452
Total assets	$1,696,476	$2,092,449
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,629	$12,904
Accrued corporate wages	25,676	28,963
Current portion of notes payable and borrowings under capital leases, net	25,006	32,970
Other current liabilities	11,197	11,402
Worksite employee related liabilities	943,403	1,369,497
Total current liabilities	1,021,911	1,455,736
Notes payable and borrowings under capital leases, net, less current portion	447,399	460,965
Workers compensation liabilities	130,523	105,481
Deferred income taxes	54,815	54,641
Other liabilities	8,365	7,545
Total liabilities	1,663,013	2,084,368
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.000025 per share stated value; 20,000,000 shares authorized; no shares issued and outstanding at June 30, 2016 and December 31, 2015	—	—
Common stock, $.000025 per share stated value; 750,000,000 shares authorized; 70,500,720 and 70,371,425 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	513,439	494,397
Accumulated deficit	(479,680)	(485,595)
Accumulated other comprehensive loss	(296)	(721)
Total stockholders’ equity	33,463	8,081
Total liabilities and stockholders’ equity	$1,696,476	$2,092,449

TriNet Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
Operating activities
Net income	$23,859	$14,503
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,919	27,944
Deferred income taxes	—	1,977
Stock-based compensation	13,905	8,803
Excess tax benefit from equity incentive plan activity	(703)	(17,673)
Changes in operating assets and liabilities:
Restricted cash and investments	(21,041)	(13,413)
Prepaid expenses and other current assets	(5,033)	(5,082)
Workers compensation receivables	(10,599)	(5,083)
Other assets	238	(14,509)
Accounts payable	2,488	(35)
Prepaid income taxes	(2,863)	23,953
Accrued corporate wages and other current liabilities	(719)	(612)
Workers compensation and other liabilities	25,792	25,532
Worksite employee related assets	425,815	796,897
Worksite employee related liabilities	(426,094)	(798,024)
Net cash provided by operating activities	42,964	45,178
Investing activities
Acquisitions of businesses	(300)	—
Purchases of restricted investments	(14,959)	—
Proceeds from maturities of restricted investments	24,998	—
Purchase of property and equipment	(16,714)	(10,349)
Net cash used in investing activities	(6,975)	(10,349)
Financing activities
Proceeds from issuance of common stock on exercised options	2,220	4,639
Proceeds from issuance of common stock on employee stock purchase plan	2,304	2,723
Excess tax benefit from equity incentive plan activity	703	17,673
Repayment of notes payable and borrowings under capital leases	(22,810)	(35,325)
Repurchase of common stock	(16,459)	(30,000)
Awards effectively repurchased for required employee withholding taxes	(1,485)	(358)
Net cash used in financing activities	(35,527)	(40,648)
Effect of exchange rate changes on cash and cash equivalents	24	(109)
Net increase (decrease) in cash and cash equivalents	486	(5,928)
Cash and cash equivalents at beginning of period	166,178	134,341
Cash and cash equivalents at end of period	$166,664	$128,413

Key Operating Metrics
We regularly review certain key operating metrics to evaluate growth trends, measure our performance and make strategic decisions. Our key operating metrics for the periods presented were as follows:

	Three months ended June 30,		Six Months Ended June 30,
Key Financial and Operating Metrics	2016	2015	2016	2015
Net Insurance Service Revenues (in thousands)	$39,580	$24,214	$90,427	$69,573
Net Service Revenues (in thousands)	$149,173	$122,013	$312,423	$264,388
Total WSEs	325,466	302,375
Total Sales Representatives	471	486

Non-GAAP Financial Measures
We use Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share – diluted to provide an additional view of our operational performance. Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted are financial measures that are not prepared in accordance with GAAP. We define Net Insurance Service Revenues as insurance service revenues less insurance costs, which include the premiums we pay to insurance carriers for the health and workers compensation insurance coverage provided to our clients and WSEs and the reimbursements we pay to the insurance carriers for claim payments within our insurance deductible layer. We define Net Service Revenues as the sum of professional service revenues and Net Insurance Service Revenues. We define Adjusted EBITDA as net income (loss), excluding the effects of our income tax provision, interest expense, depreciation, amortization of intangible assets and stock-based compensation. We define Adjusted Net Income as net income (loss), excluding the effects of our effective income tax rate, stock-based compensation, amortization of intangible assets, non-cash interest expense, debt prepayment premium, and the income tax effect of these pre-tax adjustments at our effective tax rate. For purposes of our non-GAAP financial presentation, as a result of a 2015 increase in New York City tax rates and an increase in blended state rates, we have adjusted the effective tax rate to 42.5% for the periods ended June 30, 2016, from 40.5% for the periods ended June 30, 2015. Each of these effective tax rates exclude income tax on non-deductible stock-based compensation and discrete items including the cumulative effect of state law changes. Non-cash interest expense represents amortization and write-off of our debt issuance costs.
We believe that the use of Net Insurance Service Revenues provides useful information as it presents a measure of revenues from our provision of insurance services to our clients that eliminates the cost to us of that insurance. We believe that Net Service Revenues provides a useful measure of total revenues for the two main components of our revenues calculated on a consistent basis. We believe that the use of Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted provides additional period-to-period comparisons and analysis of trends in our business, as they exclude certain non-cash expenses. We believe that Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share – diluted are useful for our stockholders and board of directors by helping them to identify trends in our business and understand how our management evaluates our business. We use Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted to monitor and evaluate our operating results and trends on an ongoing basis and internally for operating, budgeting and financial planning purposes, in addition to allocating our resources to enhance the financial performance of our business and evaluating the effectiveness of our business strategies. We also use Net Service Revenues and Adjusted EBITDA in determining the incentive compensation for management.
Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. As non-GAAP measures, Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In particular:

• Net Insurance Service Revenues and Net Service Revenues are reduced by the insurance costs that we pay to insurance carriers;
• Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
• Adjusted EBITDA does not reflect the amounts we paid in taxes or other components of our tax provision;
• Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
• Adjusted EBITDA and Adjusted Net Income do not reflect changes in, or cash requirements for, our working capital needs;
• Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted do not reflect the non-cash component of employee compensation;
• Although depreciation and amortization of intangible assets are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
• Other companies in our industry may calculate these measures or similar measures differently than we do, limiting their usefulness as a comparative measure.
Because of these limitations, you should consider Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted alongside other financial performance measures, including total revenues, net income (loss) and our other financial results presented in accordance with GAAP.
The table below sets forth a reconciliation of GAAP insurance service revenues to Net Insurance Service Revenues:

	Three months ended June 30,		Change 2016 vs. 2015		Six Months Ended June 30,		Change 2016 vs. 2015
	2016	2015	$	%	2016	2015	$	%
	(in thousands, except percentages)
Insurance service revenues	$636,253	$542,208	$94,045	17%	$1,256,789	$1,070,770	$186,019	17%
Less: Insurance costs	596,673	517,994	78,679	15%	1,166,362	1,001,197	165,165	16%
Net Insurance Service Revenues	$39,580	$24,214	$15,366	63%	$90,427	$69,573	$20,854	30%
The table below sets forth a reconciliation of GAAP total revenues to Net Service Revenues:

	Three months ended June 30,		Change 2016 vs. 2015		Six Months Ended June 30,		Change 2016 vs. 2015
	2016	2015	$	%	2016	2015	$	%
	(in thousands, except percentages)
Total revenues	$745,846	$640,007	$105,839	17%	$1,478,785	$1,265,585	$213,200	17%
Less: Insurance costs	596,673	517,994	78,679	15%	1,166,362	1,001,197	165,165	16%
Net Service Revenues	$149,173	$122,013	$27,160	22%	$312,423	$264,388	$48,035	18%

The table below sets forth a reconciliation of GAAP net income (loss) to Adjusted EBITDA:

	Three months ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Net income (loss)	$12,282	$(1,308)	$23,859	$14,503
Provision for income taxes	9,210	2,597	18,451	13,073
Stock-based compensation	6,508	4,883	13,905	8,803
Interest expense and bank fees	5,038	4,764	10,080	9,968
Depreciation	4,559	3,195	8,475	6,629
Amortization of intangible assets	5,005	10,608	9,985	21,825
Adjusted EBITDA	$42,602	$24,739	$84,755	$74,801
The table below sets forth a reconciliation of GAAP net income (loss) to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three months ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Net income (loss)	$12,282	$(1,308)	$23,859	$14,503
Effective income tax rate adjustment	76	2,075	469	1,905
Stock-based compensation	6,508	4,883	13,905	8,803
Amortization of intangible assets	5,005	10,608	9,985	21,825
Non-cash interest expense	849	804	1,624	2,021
Income tax impact of pre-tax adjustments	(5,254)	(6,599)	(10,843)	(13,223)
Adjusted Net Income	$19,466	$10,463	$38,999	$35,834
GAAP Weighted average shares of common stock - diluted	72,320	70,305	72,022	73,091
Adjusted Net Income per share - diluted	$0.27	$0.15	$0.54	$0.49